SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                         FORM 8-K/A
                       CURRENT REPORT

              AMENDMENT NO. 1 TO CURRENT REPORT
             ON FORM 8-K DATED DECEMBER 2, 1994


Pursuant to Sections 13 or 15(d) of the Securities Exchange
Act of 1934


Date of Report (Date of Earliest Event Reported)  December 2, 1994



                  CONE MILLS CORPORATION
   (Exact Name of Registrant as Specified on its Charter)


   North Carolina               1-3634           56-0367025
(State or Other Jurisdiction  (Commission File   IRS Employer
 of Incorporation)               Number          Identification No.


1201 Maple Street, Greensboro, North Carolina     27405
(Address of Principal Executive Offices)          (Zip Code)

Registrant's Telephone Number, Including Area Code:  (910) 379-6246


    N/A
(Former Name or Former Address, if Changed Since Last Report)

FORM 8-K



Item 7.   Financial Statements and Exhibits.


This report is being filed to provide financial statements and pro forma financial information required by this item with respect to the Registrant's acquisition of substantially all of the assets of M.P.M. Transportation, Inc., a wholly owned subsidiary of Lancer Industries, Inc. and successor of Golding Industries, Inc. ("Golding") by merger with Golding as of the day immediately preceding the acquisition, all as described in the Registrant's Current Report on Form 8-K dated December 2, 1994.

(a)   The following historical financial statements of Golding
      Industries, Inc. and Subsidiary are filed herewith on the pages indicated:

                                                             Pages

      UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
      Consolidated Balance Sheet as of September 30, 1994        4
      Consolidated Statements of Operations for the nine
         months ended September 30, 1994 and September 30,
         1993                                                    5
      Consolidated Statements of Cash Flows for the nine
         months ended September 30, 1994 and September 30,
         1993                                                    6
      Note to unaudited Consolidated Financial Statements        7

      AUDITED CONSOLIDATED FINANCIAL STATEMENTS
      Report of Independent Accountants                          8
      Consolidated Balance Sheet as of December 31, 1993         9
      Consolidated Statement of Operations for the year
         ended December 31, 1993                                10
      Consolidated Statement of Shareholder's Deficit for
         the year ended December 31, 1993                       11
      Consolidated Statement of Cash Flows for the year
         ended December 31, 1993                                12
      Notes to Consolidated Financial Statements                13

FORM 8-K

(b) The following unaudited pro forma consolidated financial information of Registrant is filed herewith on the pages indicated:

      Introduction to Selected Pro Forma Financial Data         22
      Pro Forma Condensed Consolidated Balance Sheet as of
         October 2, 1994                                        23
      Pro Forma Condensed Consolidated Statement of Income
         for the thirty-nine weeks ended October 2, 1994        24
      Pro Forma Condensed Consolidated Statement of Income
         for the year ended January 2, 1994                     25

(c) The following exhibits are filed in connection with this report:

       2* Asset Purchase Agreement dated December 2, 1994 by and among Cone Mills Corporation, Lancer
            Industries, Inc. and M.P.M. Transportation, Inc.

      23    Consent of Coopers & Lybrand L.L.P.




      *Previously filed

FORM 8-K
Item 7.  (continued)

                       GOLDING INDUSTRIES, INC. AND SUBSIDIARY
                             CONSOLIDATED BALANCE SHEET
                                 September 30, 1994
                                     (Unaudited)

                                    (in thousands)

              ASSETS

Current assets:
  Cash and cash equivalents                                          $      -
  Trade receivables, net of allowance for doubtful accounts of $193     4,046
  Inventories                                                             797
  Other current assets                                                  2,338

        Total current assets                                            7,181

Property, plant and equipment, net                                     19,057
Goodwill, net of accumulated amortization of $984                       6,195
Other intangible assets, net of accumulated amortization of $896        2,206

                                                                     $ 34,639

    LIABILITIES AND SHAREHOLDER'S DEFICIT

Current liabilities:
  Current maturity of long-term debt                                 $    223
  Accounts payable                                                      2,255
  Accrued compensation                                                    309
  Accrued severance                                                       581
  Accrued expenses and other current liabilities                          861

        Total current liabilities                                       4,229

Long-term debt                                                         34,186
Due to affiliate                                                        4,407
Deferred income taxes                                                   2,597

                                                                       45,419

Shareholder's deficit:
  Series A Preferred stock,  $ .01 par value;  15,000 shares authorized;  15,000 shares issued and
      outstanding                                                       1,500
  Class A common stock, $.01 par value; 6,000
      shares authorized; 697 shares issued
      and outstanding                                                       7
  Class B common stock, $.01 par value; 5,303
      shares authorized; none issued and
      outstanding                                                           -
  Additional paid-in capital                                            4,043
  Foreign currency translation adjustment                                 (27)
  Accumulated deficit                                                 (16,303)

                                                                      (10,780)

                                                                     $ 34,639

The accompanying note is an integral part of the consolidated financial statements.

FORM 8-K

                     GOLDING INDUSTRIES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (in thousands)

                                                 Nine Months     Nine Months
                                                   Ended            Ended
                                                Sept. 30, 1994  Sept. 30, 1993
                                                 (unaudited)     (unaudited)

Net sales                                       $    33,972      $   37,848

Cost of goods sold                                   23,640          28,530

         Gross profit                                10,332           9,318

Selling, general and administrative expenses          3,732           5,059
Amortization expense                                    240             394
Writedown of unamortized goodwill                     7,979               -

                                                     11,951           5,453

         Income (loss) from operations               (1,619)          3,865

Interest expense                                      3,502           3,951
         Loss before income taxes                    (5,121)            (86)
Income tax benefit                                     (445)            (39)

         Net loss                               $    (4,676)     $      (47)






The accompanying note is an integral part of the consolidated financial statements.

FORM 8-K
Item 7.  (continued)

                      GOLDING INDUSTRIES, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (Unaudited)

                                (amounts in thousands)

                                                            Nine Months     Nine Months
                                                               Ended           Ended
                                                           Sept. 30, 1994  Sept. 30, 1993


  Cash Flows Provided By (Used In) Operating Activities    $     (947)     $    1,894

  Cash Flows from Investing Activities:
    Capital expenditures                                       (3,528)         (1,071)
    Proceeds from sale of property, plant & equipment             440               -
    Net proceeds from asset sale                                9,000               -

       Net cash provided by (used in) investing activities      5,912          (1,071)

  Cash Flows from Financing Activities:
    Principal payments - long-term debt                        (6,654)           (902)
    Net borrowings (payments) - Intercompany debt                 (47)             (7)
    Increase in long-term equipment financing                   1,682               -

       Net cash used in financing activities                   (5,019)           (909)

       Effect of exchange rate changes on cash                     (1)             (3)

       Net decrease in cash                                       (55)            (89)

  Cash at Beginning of Period                                      55             126

  Cash at End of Period                                    $        -      $       37




The accompanying note is an integral part of the consolidated financial statements.

FORM 8-K

     NOTE TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS




The Golding Industries, Inc. condensed consolidated financial statements for September 30, 1994 and September 30, 1993 are unaudited, but in the opinion of management reflect all adjustments necessary to present fairly the consolidated balance sheet of Golding Industries, Inc. and Subsidiary at September 30, 1994 and the related statements of operations and cash flows for the nine months ended September 30, 1994 and September 30, 1993. All adjustments are of a normal recurring nature. The results are not necessarily indicative of the results to be expected for the full year.

These statements should be read in conjunction with the audited financial statements and related notes for fiscal
1993.

FORM 8-K

              REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors of
  Golding Industries, Inc.:

We have audited the accompanying consolidated balance sheet of Golding Industries, Inc. and Subsidiary, a wholly-owned subsidiary of Lancer Industries, Inc., as of December 31, 1993, and the related consolidated statements of operations, shareholder's deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Golding Industries, Inc. and Subsidiary as of December 31, 1993, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                   COOPERS & LYBRAND L.L.P.



Charlotte, North Carolina
February 25, 1994, except for Note 11
     as to which the date is April 18, 1994

FORM 8-K
Item 7.  (continued)

           GOLDING INDUSTRIES, INC. AND SUBSIDIARY
                 CONSOLIDATED BALANCE SHEET
                   as of December 31, 1993
                       (in thousands)

                           ASSETS

Current assets:
  Cash and cash equivalents                        $     55
  Trade receivables, net of allowance for
    doubtful accounts of $268 in 1993                 4,927
  Inventories                                         4,690
  Machinery parts and supplies                        1,711
  Other                                                 522
        Total current assets                         11,905
Property, plant and equipment, net                   17,263
Goodwill, net of accumulated amortization
  of $1,938                                          14,380
Other intangible assets, net of accumulated
  amortization of $788                                2,284

                                                   $ 45,832

            LIABILITIES AND SHAREHOLDER'S DEFICIT

Current liabilities:
  Accounts payable                                 $  3,288
  Accrued compensation                                  446
  Accrued severance                                     490
  Accrued expenses and other current liabilities        768
        Total current liabilities                     4,992
Long-term debt                                       39,381
Due to affiliate                                      4,436
Deferred income taxes                                 3,126
                                                     51,935
Shareholder's deficit:
  Class A common stock, $.01 par value; 6,000
    shares authorized; 697 shares issued and
    outstanding                                           7
  Class B common stock, $.01 par value; 5,303
    shares authorized; none issued and
    outstanding                                           -
  Additional paid-in capital                          5,543
  Foreign currency translation adjustment               (26)
  Accumulated deficit                               (11,627)
                                                     (6,103)

                                                   $ 45,832

The accompanying notes are an integral part of the consolidated financial statements.

FORM 8-K

           GOLDING INDUSTRIES, INC. AND SUBSIDIARY
            CONSOLIDATED STATEMENT OF OPERATIONS
            for the year ended December 31, 1993
                       (in thousands)

Net sales                                          $ 49,265

Cost of goods sold                                   37,378

        Gross profit                                 11,887

Selling, general and administrative expenses          6,411
Amortization expense                                    508
Other expenses                                          529
                                                      7,448
        Income from operations                        4,439

Interest expense                                      5,247

        Loss before income taxes                       (808)

Income tax provision                                     27

        Net loss                                   $   (835)

The accompanying notes are an integral part of the consolidated financial statements.

FORM 8-K
Item 7.  (continued)

              GOLDING INDUSTRIES, INC. AND SUBSIDIARY
          CONSOLIDATED STATEMENT OF SHAREHOLDER'S DEFICIT
               for the year ended December 31, 1993
                          (in thousands)

                               Class A  Additional   Currency
                               Common    Paid-In   Translation  Accumulated
                                Stock    Capital   Adjustments    Deficits

Balance, December 31, 1992     $   7     $ 4,043    $ ( 23)      $ (10,792)

Conversion of due to
  affiliate                                1,500

Net Loss                                                              (835)

Foreign currency translation
  adjustment                                          (  3)

Balance, December 31, 1993     $   7     $ 5,543     $ ( 26)     $ (11,627)



The accompanying notes are an integral part of the consolidated financial statements.

FORM 8-K
Item 7.  (continued)
           GOLDING INDUSTRIES, INC. AND SUBSIDIARY
            CONSOLIDATED STATEMENT OF CASH FLOWS
            for the year ended December 31, 1993
                       (in thousands)

Cash flows from operating activities:
  Net loss                                              $   (835)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
    Depreciation                                           1,675
    Amortization                                             508
    Provision for doubtful accounts                           57
    Deferred income taxes                                     27
    Gain on disposal of property, plant and equipment        (51)
    Changes in operating assets and liabilities:
      Trade receivables                                      640
      Inventories                                          2,178
      Other assets                                          (245)
      Accounts payable                                      (530)
      Accrued expenses and other current liabilities          74
          Net cash provided by operating activities        3,498
Cash flows from investing activities:
  Property, plant and equipment additions                 (1,595)
  Proceeds from sale of property, plant and equipment        100
          Net cash used in investing activities           (1,495)
Cash flows from financing activities:
  Proceeds from working capital loan                      14,343
  Payments on working capital loan                       (16,410)
  Net payments to affiliate                                   (4)
          Net cash used in financing activities           (2,071)
Effect of exchange rate changes on cash                       (3)
Net decrease in cash and cash equivalents                    (71)
Cash and cash equivalents, beginning of year                 126
Cash and cash equivalents, end of year                  $     55

Supplemental disclosure of cash flow information:
  Cash paid during the period for:
    Interest expense                                    $  5,164

    Income taxes                                        $      5

  Noncash transaction, conversion of due to affiliate
    to additional paid-in capital                       $  1,500

The accompanying notes are an integral part of the consolidated financial statements.

FORM 8-K
Item 7.  (continued)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (in thousands)



1.   Summary of Significant Accounting Policies:

     ORGANIZATION - Golding Industries, Inc. is a wholly-owned subsidiary of Lancer Industries, Inc., ("Lancer").

     PRINCIPLES OF CONSOLIDATION - The accompanying consolidated financial statements include the accounts of Golding Industries, Inc. and its subsidiary, Golding Brothers Canadian, Ltd. (collectively, the "Company"). Significant intercompany accounts and transactions have been eliminated in consolidation.

     TRANSLATION OF FOREIGN CURRENCY - The assets and liabilities of Golding Brothers Canadian, Ltd. are translated at the rate of exchange in effect at the balance sheet date and revenue and expense accounts are translated at average rates of exchange during the year. Translation adjustments are reflected as a separate component of shareholder's deficit.

     STATEMENT OF CASH FLOWS - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     INVENTORIES - Inventories are stated at the lower of cost
     or   market with cost determined by the last-in, first-
     out (LIFO)     method for approximately 99%, of the
     Company's inventories at December 31, 1993, and by the first-in, first-out (FIFO) method for all other inventories.

     PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation is recorded over the estimated useful lives of the assets by the straight-line method. Gain or loss on the sale or disposal of property, plant and equipment is reflected in operations when the related asset is sold or disposed.

     INTANGIBLE ASSETS - Intangible assets consist principally of goodwill and deferred financing costs. Goodwill represents the excess of the purchase price and related

FORM 8-K
Item 7.  (continued)
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       (in thousands)

     acquisition costs over the estimated fair values of the net assets acquired and is being amortized on a straight-line basis over a period of forty years.

     Deferred financing costs associated with obtaining long-term financing are amortized over the terms of the related agreements, ranging from three to eight years.

     INCOME TAXES - Effective January 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards NO. 109, "Accounting for Income Taxes" (FAS 109). Accordingly, deferred income taxes have been recorded for the differences between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Financial statements for prior periods have not been restated and the cumulative effect of the accounting change is immaterial.

     INTEREST EXPENSE - The Company has included sales term discounts in interest expense, such costs being incurred specifically for reduction of interest expense from credit borrowings. The amount was $415 for the year ended December 31, 1993.

     CONCENTRATIONS OF CREDIT RISKS - The Company extends credit to various companies in the textile industry, principally bedding manufacturers and other manufacturers in the home fashion industry, in the normal course of business. The Company performs credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. Management believes that allowances for doubtful accounts are adequate to absorb estimated losses as of December 31, 1993.

 2.  Inventories:

     Inventories consist of the following at December 31, 1993:

        Raw materials and supplies                    $1,275
        Work in process                                  163
        Finished goods                                 3,252
                                                      $4,690

FORM 8-K
Item 7.  (continued)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       (in thousands)


        If the first-in, first-out (FIFO) cost method of accounting had been used for inventories, the inventory balances would have been $123 higher at December 31, 1993.

3.      Property, Plant and Equipment:

        Property, plant and equipment consist of the following at December 31, 1993:

        Land and land improvements                  $   828
        Buildings and building improvements           6,364
        Machinery and equipment                      16,636
                                                     23,828
        Less accumulated depreciation                (6,565)
                                                    $17,263

 4.     Long-Term Debt:

        Long-term debt consists of the following:

        Revolving loan                               $19,500
        Working capital loan                             404
        Term loan                                      1,500
        Subordinated note, net of discount
          for warrants                                17,977
                                                     $39,381

        Aggregate maturities for the long-term debt are as follows:

                    1994                     $     -
                    1995                       3,404
                    1996                       3,000
                    1997                       3,500
                    1998                      29,477
                                             $39,381

     The Company has commitments totaling $44,000 as of December 31, 1993 under a credit agreement. The credit agreement comprises four separate notes: a revolving note, a working capital note, a term note and a subordinated note.

FORM 8-K
Item 7.  (continued)
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       (in thousands)

     Under the terms of the revolving loan, the Company may borrow up to a maximum of $19,500. This maximum amount will reduce to $16,500, $13,500 and $10,000 at December 31, 1995, 1996 and 1997, respectively. The remaining balance is payable on December 31, 1998 (see Note 11).

     Under the provisions of the credit agreement, the working capital loan was automatically extended until December 31, 1995, at which time it is payable. The amount available under the working capital loan is $5,000 at December 31, 1993 and will reduce to $3,750 on December 31, 1994 (see Note 11).

     Both the revolving loan and the working capital loan bear interest at a reference rate (as defined in the credit agreement) plus 1.5% per annum, payable monthly. At
     December 31, 1993, this rate was 7.5%.

     The term loan is due on December 31, 1998. Interest is payable quarterly at an annual rate of 14%.

     The subordinated note is due on December 31, 1998 and interest is payable quarterly at an annual rate of 14.68%.

     The subordinated note was issued with detachable stock purchase warrants. The warrants entitle the lender to purchase up to 153,000 shares of Class B common stock at $5.71 per share and are exercisable through March 27, 1999. The warrants had not been exercised as of December 31, 1993.

     Upon written notice from the holder of the warrants, and providing it does not create an event of default under any of its existing loan agreements, the Company is obligated to repurchase the warrants or common shares issued pursuant to exercise of such warrants at a repurchase price based on a formula defined in the warrant agreement. At December 31, 1993, application of the formula results in a negative repurchase price.

     The Company has the right to repurchase all or a portion of the warrants or common shares issued pursuant to such warrants at the higher of the aforementioned formula price or a minimum repurchase price, which increases annually through March 28, 1998, as defined in the warrant agreement.

FORM 8-K
Item 7.  (continued)
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       (in thousands)


     The warrants were assigned a value of $50, representing an original issue discount on the subordinated note. This amount has been credited to additional paid-in capital. The unamortized discount on the subordinated notes was $23 at December 31, 1993.

     Borrowings under the credit agreement are collateralized by substantially all the assets of the Company, including the assignment of all leases, rents and life insurance policies and a pledge of the outstanding Class A common stock of Golding Industries, Inc. and 65% of the outstanding common stock of Golding Bros. Canadian, Ltd. The credit agreement contains various covenants that, among other restrictions, require the Company to maintain certain financial ratios, including minimum levels of working capital and net worth, and prohibits loans, advances and the payment of dividends.

 5.  Income Taxes:

     The provision (benefit) for income taxes consists of the following for the year ended December 31, 1993:

               Deferred taxes:
                 Federal                            $(37)
                 State                                64
                                                      27
     Provision for income taxes                     $ 27

     The net deferred tax liabilities recorded on the balance sheet are as follows:

                                                   1993
                                          January 1*  December 31

   Depreciation and amortization          $(4,336)     $(4,201)
   Accounts receivable                        119          102
   Inventory                               (1,488)      (1,332)
   Property, plant and equipment             (646)        (642)
   Other                                       71          208
   Net operating loss carryforward          3,181        2,739
                                          $(3,099)     $(3,126)

   *Date of implementation of FAS 109.

FORM 8-K
Item 7.  (continued)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (in thousands)

     The following is a reconciliation between the provision for income taxes and the amount computed by applying the Federal statutory rate of 34 percent to the loss before income taxes:

        Statutory tax benefit on pretax loss          $(260)
        State income tax                                 29
        Amortization of goodwill                        170
        Other                                            88
                  Provision for income taxes          $  27

 6.     Pension Plans:

        The Company has two defined benefit plans covering substantially all hourly and salaried employees. In the hourly plan, the benefit formula is a flat benefit for each year of service. In the salaried plan, the benefits are based on each employee's final average compensation.

        The Company's current funding policy is to contribute annually the amounts required to comply with the minimum funding requirements of the Employee
        Retirement Income Security Act of 1974, as amended.

        During 1993, the Company froze accruals for both pension plans in order to evaluate the plans. The suspensions are temporary; therefore, no loss on curtailment has been recognized.

        Pension expense includes the following components for the year ended December 31, 1993:

        Benefits earned during the year (service costs)  $ 122
        Interest cost on projected benefit obligation      242
        Return on plan assets                             (280)
          Net pension expense                            $  84

        Assumed rates used in actuarial computation
          in determining net pension expense:
          Weighted average discount rate                  8.0%
          Rate of increase in compensation                4.0%
          Weighted average expected long-term rate
            of return on assets                           8.5%

FORM 8-K
Item 7.  (continued)

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        (in thousands)

 6.     Pension Plans, continued:

   The following table sets forth the plans' funded status and the amounts recognized in the consolidated balance sheets as of December 31, 1993:

   Actuarial present value of benefit obligation:
     Vested benefit obligation                             $3,075

     Accumulated benefit obligation                         3,128

     Projected benefit obligation                           3,552

   Plan assets at fair value substantially invested
     in common stock funds                                  3,411
   Plan assets in excess of (less than) projected
     benefit obligation                                      (141)
   Unrecognized loss                                          509

   Prepaid pension cost                                    $  368

   Assumed rates used in determining the actuarial
     present value of the projected benefit obligation:
     Weighted average discount rate                          7.5%
     Rate of increase in compensation                        4.0%
     Weighted average expected long-term rate of
       return on assets                                      8.5%

 7.  Employee Savings Plan:

     The Company sponsors an employee savings plan under
     Section 401(k) of the Internal Revenue Code. This plan covers all full time employees with more than a year of service. The Company matches fifty percent of employee contributions up to six percent of compensation. The Company contributed $98 in 1993.

 8.  Commitments:

     The Company is obligated to make payments under noncancelable operating leases (primarily for office space) expiring at various dates through 1996. Rental costs are subject to adjustment for increases in taxes and maintenance costs. Rental expense for the period was $430 in 1993.

FORM 8-K

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       (in thousands)

8.   Commitments, continued:

     At December 31, 1993, future minimum payments required under noncancelable operating leases exceeding one year are as follows:

                     1994                   $169
                     1995                     38
                     1996                      3
                                            $210

 9.  Related Party Transactions:

     In connection with the credit agreement discussed in Note 4, $4,409 of cash advances from Lancer, including $306 of management fees accrued but not paid, were converted, during 1992, into a subordinated, long-term, non-interest bearing note due January 1, 1999. Lancer also provided a $1,500 term loan to the Company due January 1, 1999. This note bears interest at the rate of 14% per annum payable quarterly. Interest paid during 1993 was $210. The $1,500 term loan was converted to additional paid-in capital during 1993 (see Note 11).

     Expenses incurred by Lancer on behalf of the Company during 1993 were $15, and are included in the amount due to affiliate.

10.  Class B Common Stock:

     Each share of Class B common stock shall automatically convert into one share of Class A common stock upon the closing of an underwritten public offering, the sale, transfer, or other disposition of any Class A common stock or the consummation of any reorganization, reclassification or recapitalization of the capital stock of the Company.

11.  Subsequent Event:

     On April 18, 1994, the Company entered into an asset purchase agreement (the "Agreement") to sell certain trade receivables, inventory and other intangible assets

FORM 8-K
     relating to its mattress ticking business for $8,822. In connection with the Agreement, the purchaser was granted an exclusive perpetual license to use certain tradenames, trademarks and copyrights to be used solely for the purpose of marketing mattress ticking.

     Additionally, the Company entered into a mattress printing agreement with the purchaser whereby the purchaser has agreed to purchase at certain specified prices certain minimum amounts of ticking yardage through December 1995.

     Some of the proceeds were used to reduce the outstanding principal amount on its revolving note and its working capital loan. Maximum amounts under the revolving note will reduce to $12,000, $9,000, $6,000 and $2,500 at the date of sale, December 31, 1995, 1996 and 1997, respectively.

     A summary of the book value of significant assets sold is as follows:

        Accounts receivable                        $3,483
        Inventory                                   3,700
        Property, plant and equipment                 396
        Other assets                                   58

                                                   $7,637

     In connection with the sale, the Company recorded a writedown of approximately $8,000 of unamortized goodwill related to their mattress ticking business. The net loss, including the goodwill writedown, of approximately $6,815 will be recorded during 1994.

     In April 1994 the Company converted $1,500 of additional paid-in capital to preferred stock. The Series A preferred stock has a liquidation preference of $100 per share, pays no dividends and has no voting rights. The Company may redeem the shares at its option for $100 per share. The Company may not redeem any shares until all amounts outstanding under the credit agreement (see
     Note 4) have been paid.

     The asset sale will result in recognition of $4,000 of timing differences for income tax purposes. After the recognition of these differences, the Company has a net operating loss carryforward of $2,023 for future years.

FORM 8-K

              SELECTED PRO FORMA FINANCIAL DATA


   The following pro forma consolidated financial information consists of a pro forma condensed consolidated statement of income for the thirty-nine weeks ended October 2, 1994 and for the year ended January 2, 1994, and a pro forma condensed consolidated balance sheet as of October 2, 1994 (collectively, the "Pro Forma Statements"). The Pro Forma Statements give effect to the Registrant's acquisition of substantially all of the assets of M.P.M. Transportation, successor by merger with Golding Industries, Inc., and the assumption of certain liabilities. Pro forma adjustments are based on the allocated purchase price of the net assets acquired and include the adjustment of property, plant and equipment and certain intangibles to appraised fair market value with the balance being allocated to goodwill. The pro forma condensed consolidated statements of income give effect to the acquisition as if it had occurred at the beginning of the periods presented. The pro forma condensed consolidated balance sheet gives effect to the acquisition as if it had occurred on October 2, 1994.

FORM 8-K
Item 7.  (continued)
                        CONE MILLS CORPORATION AND SUBSIDIARIES
                     PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                    October 2,1994

                                     (Unaudited)

                                (amounts in thousands)

                                                 CONE      GOLDING     ADJUSTMENTS     PRO FORMA
ASSETS
Current assets:
 Cash                                         $   2,850  $       -       $      -     $    2,850
 Accounts receivable, net                        64,205      4,046         (5,000)(1)     63,251
 Inventories                                    149,326        797              -        150,123
 Other current assets                             4,834      2,338              -          7,172
     Total current assets                       221,215      7,181         (5,000)       223,396
Investments in unconsolidated affiliates         27,489          -              -         27,489
Other assets                                      4,454      8,401         25,684 (2)     38,539
Property, plant & equipment , net               204,917     19,057          4,738 (3)    228,712
                                              $ 458,075  $  34,639    $    25,422     $  518,136



LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Notes payable                                $  11,400  $       -    $         -     $   11,400
 Current maturities of long-term debt               256        223              -            479
 Accounts payable - trade                        31,243      2,255              -         33,498
 Sundry accounts payable and accrued expenses    35,731      1,751           (256)(4)     37,226
 Deferred income taxes                           27,952          -              -         27,952
     Total current liabilities                  106,582      4,229           (256)       110,555
Long-term debt                                   75,744     34,186         21,902 (5)    131,832
Due to affiliate                                      -      4,407         (4,407)(4)          -
Deferred items                                   42,344      2,597         (2,597)(4)     42,344
Stockholders' equity:
 Class A Preferred Stock                         38,395          -                        38,395
 Series A Preferred Stock                             -      1,500         (1,500)(6)          -
 Common stock                                     2,775          7             (7)(6)      2,775
 Capital in excess of par                        75,361      4,043         (4,043)(6)     75,361
 Retained earnings (deficit)                    118,467    (16,303)        16,303 (6)    118,467
 Currency translation adjustment                 (1,593)       (27)            27 (6)     (1,593)
     Total stockholders' equity                 233,405    (10,780)        10,780        233,405
                                              $ 458,075  $  34,639    $    25,422     $  518,136


Pro forma adjustments have been made to reflect the following:
(1)Cone used all of its available funds under its receivables purchase facility to finance a portion of the purchase price.  At October 2, 1994, Cone had $5 million of available funds under the receivables purchase facility that would have been used to finance a portion of the purchase price at that date.
(2)Elimination of Golding intangible assets ($8,401) and allocation of a portion of the purchase price to intangible assets $(34,085).
(3)Write-up of Golding property, plant and equipment to appraised fair market value.
(4)Elimination of certain Golding liabilities not assumed.
(5)Elimination of certain Golding long-term debt not assumed ($32,727) and increase in Cone long-
   term debt that would habe been used to fund a portion of the purchase price at October 2, 1994
   ($54,629).
(6)Elimination of Golding stockholder's deficit.

FORM 8-K
Item 7.  (continued)
                          CONE MILLS CORPORATION AND SUBSIDIARIES
                   PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                          Thirty-Nine Weeks Ended October 2,1994

                                       (Unaudited)

                      (amounts in thousands, except per share data)

                                                 CONE      GOLDING     ADJUSTMENTS    PRO FORMA

Net Sales                                     $ 601,056  $  33,972     $        -     $  635,028

Operating Costs and Expenses:
 Cost of sales                                  477,161     22,801          1,059 (1)    501,021
 Selling and administrative                      57,212      3,518           (913)(2)     59,817
 Depreciation                                    17,405      1,293            499 (3)     19,197
 Writedown of unamortized goodwill                    -      7,979         (7,979)(4)          -
                                                551,778     35,591         (7,334)       580,035
Income from Operations                           49,278     (1,619)         7,334         54,993

Other income (Expense):
 Interest income                                    416          -              -            416
 Interest expense                                (5,868)    (3,502)         1,009 (5)     (8,361)
 Other income                                       321          -              -            321
                                                 (5,131)    (3,502)         1,009         (7,624)

Income from Continuing Operations before
 Income Taxes                                    44,147     (5,121)         8,343         47,369

Income Taxes                                     15,716       (445)         1,592 (6)     16,863

Income from Continuing Operations             $  28,431  $  (4,676)    $    6,751     $   30,506


Income from Continuing Operations             $  28,431                               $   30,506
Less: Class A Preferred dividends                 2,016                                    2,016
Income from Continuing Operations available
 to Common Stock                              $  26,415                               $   28,490

Earnings Per Share from Continuing Operations $    0.95                               $     1.02

Weighted Average Common Shares and
 Common Share Equivalents Outstanding            27,859                                   27,859

Pro forma adjustments have been made to reflect the following:
(1)Elimination of amortization of Golding intangible assets ($240) and amortization of intangible assets resulting from purchase price allocation with an estimated life of 20 years $1,299).
(2)Elimination of certain Golding administrative expenses including officer salaries and expenses expenses associated with the Board of Directors (primarily fees and insurance) and reduction in professional fees.  These reductions will be realized by the operation of this business as a division of a corporation rather than as a separate legal entity.
(3)Increase in depreciation expense as a result of the write-up of Golding property, plant and equipment to appraised fair market value.
(4)Elimination of writedown of goodwill associated with certain assets of Golding's mattress ticking operation that were sold in April 1994.  No goodwill would have been attributed to such assets in
   Cone's purchase price allocation.
(5)Net reduction in interest expense due to Cone having substantially lower borrowing costs than
   Golding, partially offset by additional borrowings of Cone to finance a portion of the purchase price.
(6)Adjustment of pro forma income tax expense to reflect the effective tax rate for the combined entities.

FORM 8-K
Item 7.  (continued)
                            CONE MILLS CORPORATION AND SUBSIDIARIES
                     PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                 Year Ended January 2, 1994

                                        (Unaudited)

                        (amounts in thousands, except per share data)

                                                 CONE      GOLDING     ADJUSTMENTS     PRO FORMA

Net Sales                                     $ 769,230  $  49,265     $        -      $ 818,495

Operating Costs and Expenses:
 Cost of sales                                  589,314     36,546          1,225 (1)    627,085
 Selling and administrative                      73,326      6,166         (1,113)(2)     78,379
 Depreciation                                    20,991      1,585            804 (3)     23,380
 Other                                                -        529           (490)(4)         39
                                                683,631     44,826            426        728,883
Income from Operations                           85,599      4,439           (426)        89,612

Other income (Expense):
 Interest income                                    521          -              -            521
 Interest expense                                (6,950)    (5,247)         2,072 (5)    (10,125)
 Other income                                       317          -              -            317
                                                 (6,112)    (5,247)         2,072         (9,287)

Income from Continuing Operations before
 Income Taxes                                    79,487       (808)         1,646         80,325

Income Taxes                                     29,884         27            288 (6)     30,199

Income from Continuing Operations             $  49,603  $    (835)    $    1,358      $  50,126

Income from Continuing Operations             $  49,603                                $  50,126
Less: Class A Preferred dividends                 2,795                                    2,795
Income from Continuing Operations available
 to Common Stock                              $  46,808                                $  47,331

Earnings Per Share from Continuing Operations $    1.68                                $    1.70

Weighted Average Common Shares and
 Common Share Equivalents Outstanding            27,894                                   27,894

Pro forma adjustments have been made to reflect the following:
(1)Elimination of amortization of Golding intangible assets ($508) and amortization of intangible assets resulting from purchase price allocation with an estimated life of 20 years ($1,733).
(2)Elimination of certain Golding administrative expenses including officer salaries and expenses, expenses associated with the Board of Directors (primarily fees and insurance) and reduction in professional fees.  These reductions will be realized by the operation of this business as a division of a corporation rather than as a separate legal entity.
(3)Increase in depreciation expense as a result of the write-up of Golding property, plant and equipment to appraised fair market value.
(4)Elimination of severance charge related to Golding's termination of its Chief Executive Officer.
   Cone's operation of this business as a division rather than as a separate legal entity will eliminate the need of a Chief Executive Officer for this business.
(5)Net reduction in interest expense due to Cone having substantially lower borrowing costs than
   Golding, partially offset by additional borrowings of Cone to finance a portion of the purchase price.
(6)Adjustment of pro forma income tax expense to reflect the effective tax rate for the combined entities.

FORM 8-K



                          SIGNATURE




   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 CONE MILLS CORPORATION
                                 (Registrant)




Date: February 13, 1995          By:  JOHN L. BAKANE
                                      John L. Bakane
                                      Vice President and
                                      Chief Financial Officer

FORM 8-K

                      INDEX TO EXHIBITS


Exhibit                                         Sequential
  No.                                            Page No.

  23         Consent of Coopers & Lybrand L.L.P.     28

FORM 8-K

Exhibit 23



             CONSENT OF COOPERS & LYBRAND L.L.P.







We consent to the incorporation by reference in (1) regis-tration statement No. 33-53705 on Form S-8, (2) registration statement No. 33-67800 on Form S-8, (3) registration statement No. 33-31977 on Form S-8, (4) registration statement No. 33-31979 on Form S-8, (5) registration statement No. 33-51951 on Form S-8, and (6) registration statement No. 33-51953 on Form S-8 of Cone Mills Corporation, of our report dated February 25, 1994, except for Note 11 as to which the date is April 18, 1994 on our audit of the consolidated balance sheet of Golding Industries, Inc. and Subsidiary, a wholly-owned subsidiary of Lancer Industries, Inc., as of December 31, 1993, and the related consolidated statements of operations, shareholder's deficit, and cash flows for the year then ended, as included in this Current Report on Form 8-K of Cone Mills Corporation.




                                 COOPERS & LYBRAND L.L.P.




Charlotte, North Carolina
February 13, 1995